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                                                                    EXHIBIT 10.4


                                                               EXECUTION VERSION


                               SECOND AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of August 14, 2002, by and among SpectraSite Communications, Inc., a Delaware corporation (the "Borrower"), SpectraSite Holdings, Inc., a Delaware corporation ("Holdco"), Canadian Imperial Bank of Commerce, as administrative agent (the "Administrative Agent") and the other Credit Parties signatory hereto (the "Credit Parties").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, Holdco, the Administrative Agent and the Credit Parties are parties to that certain Amended and Restated Credit Agreement dated as of February 22, 2001, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of October 31, 2001 (as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, Holdco, CIBC World Markets Corp. and Credit Suisse First Boston, as joint lead arrangers and bookrunners (the "Lead Arrangers"), CIBC World Markets Corp., Credit Suisse First Boston, Bank of Montreal, Chicago Branch and TD Securities (USA) Inc., as arrangers (the "Arrangers"), Credit Suisse First Boston, as syndication agent (the "Syndication Agent"), Bank of Montreal, Chicago Branch and TD Securities (USA) Inc., as co-documentation agents (the "Documentation Agents"), the Administrative Agent and the other Credit Parties (as defined in the Credit Agreement) party thereto; and

         WHEREAS, the Borrower has requested, and the Administrative Agent and the Credit Parties have agreed, to amend the Credit Agreement as and to the extent set forth herein; and

         NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby, except as otherwise defined or limited herein, and further agree, subject to the conditions precedent to this Amendment hereinafter set forth, as follows:

         1. Amendments to Article 1.

                  (a) Article 1 of the Credit Agreement, Definitions, is hereby modified and amended by adding the following definitions in appropriate alphabetical order:

                  "'Acceptable Restructuring Plan' shall mean a plan of reorganization, recapitalization or restructuring proposed by Holdco, whether effected through the Chapter 11 Case or on an out-of-court basis, providing for the restructuring of the debt and capital structure of Holdco with respect to which plan, recapitalization or restructuring the Borrower shall have delivered to each of the Credit Parties updated



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         Projections, in form and substance reasonably satisfactory to the
         Arrangers (provided that, such updated Projections shall be deemed to be reasonably satisfactory if (x) such plan, recapitalization or restructuring shall have been confirmed by the court or approved by all necessary Persons, as applicable, prior to April 1, 2003, (y) Holdco will have outstanding no Indebtedness for borrowed money other than Indebtedness for borrowed money under this Agreement and the other Loan Documents, and up to $200,000,000 principal amount of Permitted High Yield Securities which do not require the payment of interest, principal or dividends in cash until at least 6 months following the Final Maturity Date and (z)(i) such updated Projections shall not materially adversely differ from the Projections dated August 1, 2002, other than to reflect recent performance and (ii) there has not been since the Second Amendment Date a material and adverse change in the Borrower's consolidated results of operations) demonstrating the Borrower's pro forma compliance with Sections 9.1(a), 9.2, 9.3(a) and 9.4(a) of the Credit Agreement (after giving effect to the expiration of the Amendment Period) and ability to make all payments of interest and principal when due with respect to the Loans through the Final Maturity Date (which Projections may show the final maturity of the Loans being repaid with the proceeds of new borrowings as long as the projected Borrower Leverage Ratio at the Final Maturity Date is no greater than 1.00 to 1.00)."

                  "'Amendment Period' shall mean the period from and including the Second Amendment Date through and including the earlier of (a) September 30, 2003 and (b) the effective date of any Acceptable Restructuring Plan."

                  "'Broadcast Business' shall mean the ownership, leasing and services components of the Borrower's and the Designated Subsidiaries' broadcast tower business conducted by the Persons listed on Schedule 1 attached hereto."

                  "'BTS Transaction Vehicle Subsidiary' shall mean any direct or indirect Subsidiary of the Borrower formed in connection with the transfer of any Cingular Transaction Assets to any Cingular Purchaser pursuant to the BTS Termination Agreement, which Subsidiary is formed immediately prior to such transfer and which holds no property or assets other than the Cingular Transaction Assets subject to such transfer. For purposes of this Agreement and the other Loan Documents, a `BTS Transaction Vehicle Subsidiary' shall not constitute a Restricted Subsidiary, a Foreign Subsidiary, a Canadian Subsidiary, a Designated Subsidiary or an Unrestricted Subsidiary of the Borrower."

                  "'Chapter 11 Case' shall mean the first case, if any, voluntarily commenced, or converted to a voluntary case, by Holdco under Chapter 11 of the Bankruptcy Code during the Amendment Period."

                  "'Chapter 11 Funding Amount' shall mean the result of (a) $25,000,000, minus (b) the aggregate amount of distributions made by the Borrower to Holdco pursuant to Section 8.7(c) hereof."

                  "'Cingular' shall mean Cingular Wireless LLC, a Delaware limited liability company."





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                  "'Cingular Purchase Agreement' shall mean that certain
         SpectraSite Newco Purchase Agreement dated as of May 15, 2002, among Cingular, Holdco, STI, the Borrower and STI Sub."

                  "'Cingular Purchasers' shall mean, collectively, Cingular, SBC Wireless and their respective designees, successors and assigns."

                  "'Cingular Transaction' shall mean, collectively, (a) the transfer by STI to Cingular or its designee of all of STI's interest in the Cingular Transaction Assets transferred pursuant to the Cingular Purchase Agreement by transferring such interests to STI Sub and then by transferring all of the membership interests in STI Sub to Cingular or its designee, and (b) the agreement by SBC Wireless to reduce STI's future sublease commitment to SBC Wireless and SBC Tower Holdings pursuant to the SBC Agreement to Sublease by 187 Towers, in each case pursuant to the terms and conditions of the Cingular Transaction Documents."

                  "'Cingular Transaction Assets' shall mean, collectively, all right, title and interest of Holdco, the Borrower, STI or any other Restricted Subsidiary in the Released Sites, and certain Assets related to the Released Sites, to be disposed of, and directly or indirectly transferred to the Cingular Purchasers, pursuant to the terms and conditions of the Cingular Transaction Documents, all of such Released Sites and Assets being specifically identified on Schedule 2 attached hereto."

                  "'Cingular Transaction Documents' shall mean, collectively, the Cingular Purchase Agreement, the SBC/Cingular Amendment and all other documents and agreements executed in connection therewith."

                  "'Concourse Disposition' shall mean the disposition by the Borrower of its Equity Interests in Concourse Communications and the repayment of the loans made by the Borrower to Concourse Communications pursuant to the terms and conditions of the Concourse Disposition Documents."

                  "'Concourse Disposition Documents' shall mean, collectively,
         (a) a Debt Repayment and Redemption Agreement among Concourse Communications, the Borrower, NTA and certain other Persons named therein and (b) an Assignment and Assumption Agreement among the Borrower, as assignor, Concourse Holding Co., LLC, as assignee, and Concourse Communications, as borrower, in each case in substantially the form of the drafts of such documents provided to the Collateral Agent prior to the Second Amendment Date."

                  "'Court' shall mean the United States Bankruptcy Court or District Court having jurisdiction over the Chapter 11 Case, if any."

                  "'Debt Per Tower Ratio' shall mean, on any calculation date, the ratio of (a) Borrower Debt, to (b) the aggregate number of Towers (other than Towers comprising the roof-top and in-building operations of the Borrower and the Designated Subsidiaries) owned or leased by the Borrower and the Designated Subsidiaries as of such date."



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                  "'Dollar Equivalent Amount' shall mean, with respect to (a)
         any amount of any currency other than Dollars on any date, the equivalent amount in Dollars of such amount of currency as determined by the Administrative Agent in accordance with Section 2.3(g) hereof using the spot exchange rate of such currency into Dollars determined as of 11:00 a.m. (New York time) on the applicable calculation date, and (b) any amount in Dollars, such amount."

                  "'Judgment Currency' shall have the meaning set forth in
         Section 2.11(d) hereof."

                  "'Network Services Business' shall mean the fabrication, erection, line and antenna installation, and other related components of the network broadcast services business of the Borrower and its Subsidiaries conducted by the Persons listed on Schedule 3 attached hereto."

                  "'Permitted Network Services Investments' shall mean Investments in any Subsidiaries comprising a portion of the Network Services Business made during the period from the Second Amendment Date through March 31, 2003, in an aggregate amount not to exceed the lesser of (a) the sum of (i) with respect to Investments made during the period from the Second Amendment Date through December 31, 2002, for the purpose of funding the ongoing losses, Capital Expenditures, working capital and general corporate needs of the Network Services Business, $25,000,000, plus (ii) to the extent that the Borrower shall elect to shut-down, rather than dispose of, the Network Services Business, with respect to Investments made during the period from the Second Amendment Date through March 31, 2003, for the purpose of funding expenses relating to such shut-down, $10,000,000, and (b) $30,000,000."

                  "'Reaffirmation and Consent Agreement' shall mean that certain Reaffirmation and Consent Agreement dated as of August 14, 2002, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which the Subsidiary Guarantors shall consent to the Second Amendment to Amended and Restated Credit Agreement and reaffirm their respective guaranties and pledges of security set forth in the Loan Documents."

                  "'Released Sites' shall mean, collectively, the now existing or proposed Tower Sites or other locations identified on Schedule 2 hereto as `Released Sites.'"

                  "'SBC Build-to-Suit Termination Agreement' shall mean that certain Termination and Amendment to Agreement to Build To Suit dated as of May 15, 2002, among SBC Wireless (for itself and on behalf of the "SBCW Parties" referred to therein), Holdco and the Borrower."

                  "'SBC/Cingular Amendment' shall mean that certain Letter Agreement dated as of May 15, 2002, among Cingular, SBC Wireless, SBC Tower Holdings, Holdco, STI and the Borrower."

                  "'Second Amendment Date' shall mean the Effective Date of the Second Amendment to this Agreement."



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                  "'STI Sub' shall mean CA/NV Tower Holdings, LLC, a Delaware limited liability company."

                  (b) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definitions of "Adjustment Date," "Broadcast Services Business" and "Permitted Mexican Investments" in their entirety.

                  (c) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by adding the following proviso at the end of the definition of "Borrower Interest Expense":

         "; provided, however, that solely for purposes of determining the Borrower's pro forma compliance with the Financial Covenants as required by clauses (y) and (z) of Section 8.5(v) hereof, `Borrower Interest Expense' shall be deemed to include an amount equal to the amount of interest expense which would have accrued with respect to any Borrower Debt incurred in connection with the applicable Acquisition or Investment, or series of Acquisitions or Investments, as if such Borrower Debt had been outstanding during the entire twelve (12) month period ended on the date of calculation and at the rate of interest applicable to Eurodollar Advances made under the Revolving Commitment on the date of calculation."

                  (d) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definition of "Borrower Leverage Ratio" in its entirety and by substituting the following in lieu thereof:

                  "'Borrower Leverage Ratio' shall mean, on any calculation date, the ratio of (a) Borrower Debt, to (b) Annualized EBITDA."

                  (e) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by adding the following provisos at the end of the definition of "Corporate Overhead":

         "; provided, however, for purposes of determining Annualized EBITDA, Annualized EBITDA (Tower Operations), EBITDA and EBITDA (Other Operations), `Corporate Overhead' shall be, (i) for the period ended on September 30, 2002, Corporate Overhead for the immediately preceding fiscal quarter, times four (4), (ii) for the period ended on December 31, 2002, Corporate Overhead for the immediately preceding two (2) fiscal quarter period, times two (2), and (iii) for the period ended on March 31, 2002, Corporate Overhead for the immediately preceding three
         (3) fiscal quarter period, times four-thirds (4/3); provided further, however, that notwithstanding anything contained in this Agreement to the contrary, with respect to any calculation date from and after the Second Amendment Date, for purposes of determining EBITDA, `Corporate Overhead' shall not include any Corporate Overhead attributable to the Network Services Business."

                  (f) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definition of "Designated Subsidiaries" in its entirety and by substituting the following in lieu thereof:



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                  "'Designated Subsidiaries' shall mean, collectively, the
         Restricted Subsidiaries and the Foreign Subsidiaries."

                  (g) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by inserting, immediately prior to the phrase "'EBITDA' shall also include" in clause (I) of the first proviso in the definition of "EBITDA," the phrase "or the Acquisition by the Borrower or any of the Designated Subsidiaries of any Towers, Tower Sites or other communications tower facilities, communications tower management businesses or related contracts,".

                  (h) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the definition of "Holdco Pledge Agreement" in its entirety and by substituting the following in lieu thereof:

                  "'Holdco Pledge Agreement' shall mean that certain Second Amended and Restated Stock Pledge Agreement between Holdco and the Collateral Agent, for the benefit of the Credit Parties, dated as of August 14, 2002, in substantially the form of Exhibit D attached hereto, pursuant to which Holdco has pledged to the Collateral Agent all of the Equity Interests, whether now owned or hereafter acquired by Holdco, in each of its domestic Subsidiaries and 66-2/3% of the Equity Interests, whether now owned or hereafter acquired by Holdco, in each of its Subsidiaries organized outside of the United States."

                  (i) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting clause (ii) (to, but not including, the phrase "(in any event, a `Sales Transaction')" from the definition of "Net Cash Proceeds" and by substituting the following in lieu thereof:

         "(ii) any receipt from Holdco by the Borrower or any of the Designated Subsidiaries of the proceeds from the issuance by Holdco or any of the Designated Subsidiaries of any Equity Interests or other debt or equity securities"

                  (j) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definition of "NTA Investment" in its entirety and by substituting the following in lieu thereof:

                  "'NTA Investment' shall mean (a) prior to the consummation of the Concourse Disposition, the Investment by the Borrower in Concourse Communications (including the staged purchase of the issued and outstanding Equity Interests of, and the making of certain loans to, Concourse Communications) pursuant to the NTA Investment Documents, in an aggregate amount not to exceed $15,000,000, which shall be the aggregate amount of the Borrower's Investment in Concourse Communications as of the Second Amendment Date (provided that, in the event that the Concourse Disposition shall not be consummated, the foregoing basket shall be increased by the sum of (i) $10,000,000, plus
         (ii) the amount of any New Affiliated Equity to the extent allocated solely to this purpose), and (b) after consummation of the Concourse Disposition, zero (0)."



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                  (k) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the parenthetical in the existing definition of "Other Operations" and by substituting "(other than the Tower Operations and the Network Services Business)" in lieu thereof.

                  (l) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the clause (b)(ii)(A)(II) ("(II) at a coupon no greater than fifteen percent (15%)") from the definition of "Permitted High-Yield Securities" and by substituting "(II) at a coupon greater than fifteen percent (15%)" in lieu thereof.

                  (m) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definition of "Revolving Commitment" in its entirety and by substituting the following in lieu thereof:

                  "'Revolving Commitment' shall mean the several obligations of certain of the Lenders to advance the sum of up to $300,000,000 to the Borrower in accordance with their respective Revolving Commitment Ratios, and as reduced from time to time, all pursuant to the terms hereof."

                  (n) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting ", and evidenced by the Revolving Notes" from the definition of "Revolving Loans."

                  (o) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definition of "Revolving Notes" and by substituting the following in lieu thereof:

                  "'Revolving Notes' shall mean those certain revolving promissory notes issued by the Borrower to each of the Lenders issuing a Revolving Commitment that requests a promissory note in accordance with each such Lender's Revolving Commitment Ratio, each one substantially in the form of Exhibit L attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing."

                  (p) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by adding the phrase "the Reaffirmation and Consent Agreement," immediately prior to the reference to "the Holdco Pledge Agreement," in the definition of "Security Documents".

                  (q) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definition of "Subsidiary Guarantors" in its entirety and by substituting the following in lieu thereof:

                  "'Subsidiary Guarantors' shall mean, collectively, each of the Restricted Subsidiaries."




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                  (r) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by adding the following provisos at the end of the definition of "Total Interest Expense":

                  "; provided, however, for purposes of determining the Total Interest Coverage Ratio with respect to any calculation date during the period from and including the Second Amendment Date, through and including the date of the expiration of the Amendment Period, `Total Interest Expense' shall be the sum of (i) Borrower Interest Expense determined on an annualized basis by multiplying (A) the actual amount of Borrower Interest Expense accrued (whether or not paid) during the period from and including the Second Amendment Date through such calculation date, times (B) a fraction the numerator of which is 365 and the denominator of which is the actual number of days elapsed during such period, plus (ii) the product of (A) the amount of any Restricted Payment to be made by the Borrower or any of the Designated Subsidiaries for the purpose of making payments of interest or dividends in respect of any issuance of the Holdco Notes or any other Permitted High-Yield Securities on such calculation date, multiplied by
         (B) two (2), plus (iii) the sum for all issuances of Holdco Notes (other than any issuance subject to the foregoing clause (ii)), if any, of the product determined with respect to each such issuance of (A) the aggregate amount of all Restricted Payments made by the Borrower or any of the Designated Subsidiaries to Holdco during the immediately preceding six (6) month period (or, to the extent shorter, the period from and including the Second Amendment Date through such calculation date) for the purposes of making payments of interest or dividends in respect of such issuance, multiplied by (B) two (2)."

                  (s) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definition of "Tranche A Commitment" in its entirety and by substituting the following in lieu thereof:

                  "'Tranche A Commitment' shall mean the several obligations of certain of the Lenders to advance the sum of up to $335,000,000 to the Borrower not later than the Second Amendment Date, in accordance with their respective Tranche A Commitment Ratios, and as reduced from time to time, all pursuant to the terms hereof."

                  (t) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting ", and evidenced by the Tranche A Notes" from the definition of "Tranche A Loans."

                  (u) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definition of "Tranche A Notes" in its entirety and by substituting the following in lieu thereof:

                  "'Tranche A Notes' shall mean those certain term notes issued by the Borrower to each of the Lenders issuing a Tranche A Commitment that requests a promissory note in accordance with each such Lender's Tranche A Commitment Ratio, each one substantially in the form of Exhibit R attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing."





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                  (v) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting ", and evidenced by the Tranche B Notes" from the definition of "Tranche B Loans."

                  (w) Article 1 of the Credit Agreement, Definitions, is hereby further modified and amended by deleting the existing definition of "Tranche B Notes" in its entirety and by substituting the following in lieu thereof:

                  "'Tranche B Notes' shall mean those certain term notes issued by the Borrower to each of the Lenders issuing a Tranche B Commitment that requests a promissory note in accordance with each such Lender's Tranche B Commitment Ratio, each one substantially in the form of Exhibit S attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing."

         2. Amendments to Section 2.1.

                  (a) Section 2.1 of the Credit Agreement, The Loans, is hereby modified and amended by deleting the reference to "One Billion Three Hundred Million Dollars ($1,300,000,000)" from the introductory paragraph thereof and by substituting "One Billion Eighty-Five Million Dollars ($1,085,000,000)" in lieu thereof.

                  (b) Section 2.1(c) of the Credit Agreement, The Tranche A Loans, is hereby modified and amended by deleting each reference to "the Tranche A Commitment Termination Date" therein and by substituting "the Second Amendment Date" in lieu thereof.

         3. Amendment to Section 2.2. Section 2.2(f) of the Credit Agreement, Automatic Payment, is hereby modified and amended by deleting the first sentence thereof in its entirety and by substituting the following in lieu thereof:

         "Unless payment is otherwise timely made by the Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees or other charges in respect of the Loans shall be deemed irrevocably to be a Request for Advance on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of an Advance under the Available Revolving Commitment, made pursuant thereto may be disbursed by way of direct payment of the relevant Obligation and shall bear interest initially as a Base Rate Advance."

         4. Amendments to Section 2.3.

                  (a) Section 2.3(a) of the Credit Agreement, On Base Rate Advances, is hereby modified and amended by deleting the first sentence therefrom and by substituting the following in lieu thereof:

         "Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable (i) prior to the effective date of an Acceptable Restructuring Plan, monthly in arrears commencing on August 31,




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         2002 and continuing thereafter on the last Business Day of each month, and (ii) after the effective date of an Acceptable Restructuring Plan, quarterly in arrears on the last Business Day of each calendar quarter."

                  (b) Section 2.3(b) of the Credit Agreement, On Eurodollar Advances, is hereby modified and amended by deleting the first sentence therefrom and by substituting the following in lieu thereof:

         "Interest on each Eurodollar Rate Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable in arrears (i) on the applicable Payment Date for such Advance, and (ii) (A) prior to the effective date of an Acceptable Restructuring Plan, if the Eurodollar Advance Period for such Eurodollar Advance exceeds one (1) month, on every one (1) month anniversary of such Eurodollar Advance, and (B) after the effective date of an Acceptable Restructuring Plan, if the Eurodollar Advance Period for such Eurodollar Advance exceeds three (3) months, on every three (3) month anniversary of such Eurodollar Advance."

                  (c) Section 2.3(f) of the Credit Agreement, Applicable Margins for Base Rate Advances and Eurodollar Advances, is hereby modified and amended by deleting the introductory paragraph in clause (i) in its entirety and substituting the following in lieu thereof:

                  "Advances Under the Revolving Commitment or of the Tranche A Loans. With respect to any Advance under the Revolving Commitment, or any Advance of the Tranche A Loans, the Applicable Margin shall be, (A) on and after the Second Amendment Date to and including the effective date of an Acceptable Restructuring Plan, (x) 3.75% with respect to any Eurodollar Advance and (y) 2.50% with respect to any Base Rate Advance, and (B) after the effective date of an Acceptable Restructuring Plan, the interest rate margin based upon the Borrower Leverage Ratio for the most recent fiscal quarter end, effective as of the second (2nd) Business Day after the financial statements referred to in Section 7.1 hereof are delivered by the Borrower to the Administrative Agent for the fiscal quarter of the Borrower most recently ended, expressed as a per annum rate of interest as follows:"

                  (d) Section 2.3(f) of the Credit Agreement, Applicable Margins for Base Rate Advances and Eurodollar Advances, is hereby further modified and amended by deleting clause (ii) in its entirety and substituting the following in lieu thereof:

                  "(ii) Advances of the Tranche B Loans. With respect to any Advance of the Tranche B Loans, the Applicable Margin shall be, (A) on and after the Second Amendment Date to and including the effective date of an Acceptable Restructuring Plan, (x) 4.50% with respect to any Eurodollar Advance and (y) 3.25% with respect to any Base Rate Advance, and (B) after the effective date of an Acceptable Restructuring Plan,
         (x) 4.00% per annum with respect to any Eurodollar Advance and (y) 2.75% per annum with respect to any Base Rate Advance."

                  (e) Section 2.3 of the Credit Agreement, Interest, is hereby amended by adding the following new subsection (g) at the end thereof:



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                  "(g) Determination of Dollar Equivalent Amount. The
         Administrative Agent will determine the Dollar Equivalent Amount with respect to (i) any issuance of, or any amendment to, a Letter of Credit denominated in a currency other than Dollars, as of the requested issuance date of such Letter of Credit, (ii) any drawing under a Letter of Credit denominated in a currency other than Dollars as of the date the Borrower is required pursuant to Section 2.14 to reimburse the Issuing Bank, (iii) all outstanding L/C Obligations in respect of Letters of Credit denominated in a currency other than Dollars, on any date on which the Revolving Commitment is reduced pursuant to Section 2.5, 2.6 or 2.7 hereof, (iv) all outstanding L/C Obligations in respect of Letters of Credit denominated in a currency other than Dollars for purposes of calculating compliance with the Financial Covenants as of the last Business Day of the fiscal quarter for which computation thereof is made, and (v) all outstanding L/C Obligations in respect of Letters of Credit denominated in a currency other than Dollars for purposes of calculating the fees set forth in Section 2.4 hereof as of the last Business Day of the fiscal quarter for which computation thereof is made. The Administrative Agent shall provide notice of any determination of the Dollar Equivalent Amount to each of the Lenders that have issued a Revolving Loan Commitment. Each determination of a Dollar Equivalent Amount by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. In the event that any determination of a Dollar Equivalent Amount under this Section 2.3(g) shall cause the Dollar Equivalent Amount of the aggregate amount of the L/C Obligations then outstanding to exceed the Letter of Credit Committed Amount (or the sub-limit of the Letter of Credit Committed Amount available for Letters of Credit issued in foreign currencies), the Borrower shall, promptly upon demand by the Administrative Agent, pay to the Administrative Agent, for the benefit of the Issuing Banks, an amount in Dollars equal to such excess, which cash will be held as cash collateral by the Administrative Agent for the L/C Obligations and applied to the payment of drafts drawn under the Letters of Credit to which such excess is applicable and the unused portion thereof, if any, after such Letters of Credit shall have expired or been fully drawn upon or after a subsequent determination of the Dollar Equivalent Amount shall cause the aggregate amount of L/C Obligations to no longer exceed the Letter of Credit Committed Amount, shall be returned to the Borrower."

         5. Amendments to Section 2.4.

                  (a) Section 2.4(a) of the Credit Agreement, Commitment Fees, is hereby modified and amended by deleting the second sentence therefrom (beginning with "Such commitment fees...") and substituting the following in lieu thereof:

         "Such commitment fees shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable
         (x) prior to the effective date of an Acceptable Restructuring Plan, monthly in arrears on the last Business Day of each calendar month, and
         (y) after the effective date of an Acceptable Restructuring Plan, quarterly in arrears on the last Business Day of each calendar quarter, shall be fully earned when due, and shall be non-refundable when paid."

                  (b) Section 2.4(b) of the Credit Agreement, Letter of Credit Fee, is hereby modified and amended by deleting the first two sentences therefrom in their entirety and by substituting the following in lieu thereof:

         "The Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders, in accordance with their respective Revolving Commitment Ratios, a letter of credit fee payable in Dollars calculated on the Dollar Equivalent Amount of the currency in which such Letter of Credit is denominated at a rate per annum equal to the Applicable Margin for Eurodollar Advances under the Revolving Commitment (computed on the basis of a 360 day year for the actual number of days elapsed) on the stated amount of each Letter of Credit issued by the Issuing Bank hereunder for each day such Letter of Credit is outstanding. Such letter of credit fee shall be due and payable (x) prior to the effective date of an Acceptable Restructuring Plan, monthly in arrears on the last Business Day of each calendar month during which such Letter of Credit is outstanding, and (y) after the effective date of an Acceptable Restructuring Plan, quarterly in arrears on the last Business Day of each calendar quarter during which such Letter of Credit is outstanding, and any accrued and unpaid letter of credit fees shall also be due and payable on the Initial Maturity Date"

                  (c) Section 2.4(c) of the Credit Agreement, Issuing Bank Fee, is hereby modified and amended by deleting the first sentence therefrom in its entirety and by substituting the following in lieu thereof:

         "The Borrower agrees to pay to the Issuing Bank, for its own account, an issuing bank fee in Dollars in the amount of such Issuing Bank's customary fee with respect to the issuance of a Letter of Credit calculated on the Dollar Equivalent Amount of the currency in which such Letter of Credit is denominated on the stated amount of each Letter of Credit issued by such Issuing Bank hereunder, which fee shall be due and payable (x) prior to the effective date of an Acceptable Restructuring Plan, monthly in arrears on the last Business Day of each calendar month during which such Letter of Credit is outstanding and
         (y) after the effective date of an Acceptable Restructuring Plan, quarterly in arrears on the last Business Day of each calendar quarter in which such Letter of Credit is outstanding."

         6. Amendments to Section 2.5.

                  (a) Section 2.5(b)(i) of the Credit Agreement, Terms of Prepayments or Reductions, is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "(i) Terms of Prepayments or Reductions. Optional permanent prepayments of principal of the Term Loans, and permanent reductions of the Revolving Commitment hereunder, and on or before the Second Amendment Date, permanent reductions of the Tranche A Commitment, may be made at any time upon three (3) Business Days' prior irrevocable written notice to the Administrative Agent, without penalty or premium, provided that such prepayments or reductions shall be in minimum amounts of $5,000,000 and integral multiples of $1,000,000."

                  (b) Section 2.5(b)(ii) of the Credit Agreement, Application of Payments or Reductions, is hereby modified and amended by deleting clause (A) in its entirety and substituting the following in lieu thereof:

                  "(A) In the event that the Borrower shall make a prepayment of the Term Loans, such prepayment shall permanently reduce, on a pro rata basis, the Tranche A Loans, the Tranche B Loans and, to the extent then outstanding, any Incremental Facility Loans which are term loans. Each such reduction allocated to the Tranche A Loans shall reduce, on a pro rata basis, the remaining scheduled installments of principal due under the Tranche A Loans as set forth in Section 2.6(b)(ii) hereof. Each such reduction allocated to the Tranche B Loans shall reduce, on a pro rata basis, the remaining scheduled installments of principal due under the Tranche B Loans as set forth in Section 2.6(c) hereof. Each such reduction of the Incremental Facility Loans which are term loans shall be allocated to such Incremental Facility Loans, on a pro rata basis, to the remaining scheduled installments of principal due in respect of such Incremental Facility Loans. Each prepayment hereunder of any Eurodollar Advances shall also be made together with accrued interest on the amount so prepaid."

                  (c) Section 2.5(b)(ii) of the Credit Agreement, Application of Payments or Reductions, is hereby further modified and amended by adding the following at the end of clause (B) thereof:

         "The permanent reduction of the Revolving Commitment made on the Second Amendment Date shall be applied to reduce the remaining scheduled reductions of the Revolving Commitment as set forth in Section 2.6(a) hereof in the direct order of maturity, and the permanent reduction of the Tranche A Commitment made on the Second Amendment Date shall be applied to reduce the remaining scheduled installments of principal due under the Tranche A Loans as set forth in Section 2.6(b)(ii) hereof in the direct order of maturity."

         7. Amendments to Section 2.6.

                  (a) Section 2.6(a) of the Credit Agreement, Revolving Commitment, is hereby modified and amended by (i) deleting the heading of the second column in the table set forth therein and by substituting "Percentage of Revolving Commitment Outstanding Immediately Prior to the Second Amendment Date to be Reduced Each Quarter" in lieu thereof and (ii) deleting the heading of the third column in the table set forth therein and by substituting "Annual Percentage of Revolving Commitment Outstanding Immediately Prior to the Second Amendment Date to be Reduced" in lieu thereof.

                  (b) Section 2.6(b)(ii) of the Credit Agreement, Amortization of Tranche A Loans, is hereby modified and amended by (i) deleting the heading of the second column in the table set forth therein and by substituting "Percentage of Tranche A Commitment Outstanding Immediately Prior to the Second Amendment Date to be Applied to Reduce the Tranche A Loans Outstanding Each Quarter" in lieu thereof and (ii) deleting the heading of the third column in the table set forth therein and by substituting "Annual Percentage of Tranche A Commitment

Outstanding Immediately Prior to the Second Amendment Date to be Applied to Reduce the Tranche A Loans" in lieu thereof.

                  (c) Section 2.6(c) of the Credit Agreement, Tranche B Loans, is hereby modified and amended by (i) deleting the heading of the second column in the table set forth therein and by substituting "Percentage of Tranche B Loans Outstanding Immediately Prior to the Second Amendment Date to be Applied to Reduce the Tranche B Loans Outstanding Each Quarter" in lieu thereof and (ii) deleting the heading of the third column in the table set forth therein and by substituting "Annual Percentage of Tranche B Loans Outstanding Immediately Prior to the Second Amendment Date to be Applied to Reduce the Tranche B Loans" in lieu thereof.

         8. Amendments to Section 2.7.

                  (a) Section 2.7(b) of the Credit Agreement, Disposition of Assets, is hereby modified and amended by deleting subsection (i) in its entirety and by substituting the following in lieu thereof:

                  "(i) If, after the Agreement Date, the Borrower or any of the Designated Subsidiaries shall sell, transfer or otherwise dispose of (including, without limitation, by way of condemnation or casualty) (I) any Cingular Transaction Assets in connection with the Cingular Transaction, (II) all or any portion of the Network Services Business, or (III) any other Assets, or any of the Designated Subsidiaries shall issue minority Equity Interests therein, with Net Cash Proceeds in excess of $10,000,000 in the aggregate during the term of this Agreement (other than (A) the sale of obsolete equipment (other than Towers), (B) the sale of inventory in the ordinary course of business,
         (C) the sale, transfer or other disposition of Assets that are replaced by property of substantially equivalent value in the ordinary course of business, (D) the sale, transfer or other disposition of any Equity Interests in any Unrestricted Subsidiary or Unrestricted Investment, and (E) the lease of space on Towers in the ordinary course of business), one hundred percent (100%) of the Net Cash Proceeds (in the case of each of clauses (I), (II) and (III)) received by the Borrower or such Designated Subsidiary from such Sales Transaction shall be applied, on the date of receipt thereof by the Borrower or such Designated Subsidiary, to prepay the Loans as set forth in Section 2.7(e) below; provided, however, that, at the Borrower's election, so long as no Default or Event of Default then exists or would be caused thereby, up to $20,000,000 of such Net Cash Proceeds received by the Borrower or any Designated Subsidiary (other than any Net Cash Proceeds received in connection with the Cingular Transaction or the disposition of all or any portion of the Network Services Business) in the aggregate during any year may be used by the Borrower or such Restricted Subsidiary to purchase or construct one or more Towers or otherwise to invest in capital assets, the aggregate Purchase Price of which does not exceed such Net Cash Proceeds (or the sum of such Net Cash Proceeds plus amounts otherwise available for Permitted Acquisitions), so long as the Borrower or such Designated Subsidiary shall have (A) entered into a definitive contract for purchase or construction no later than six (6) months from the date of such sale or other disposition, and (B) concluded such purchase or construction within twelve (12) months from the date of such sale or other disposition."

                  (b) Section 2.7(b) of the Credit Agreement, Disposition of Assets, is hereby further modified and amended by deleting subsection (iii) in its entirety.

                  (c) Section 2.7(e) of the Credit Agreement, Application of Payments, is hereby modified and amended by deleting the first two sentences therefrom in their entirety and by substituting the following in lieu thereof:

         "Except as otherwise permitted in Section 2.7(b) hereof, or as otherwise required under this Section 2.7(e) or in Section 2.7(f) hereof, the amount of any prepayment required to be made pursuant to this Section 2.7 shall be applied as follows: (i) first, to permanently reduce, on a pro rata basis, the outstanding principal amount of the Tranche A Loans, the Tranche B Loans and, to the extent then outstanding, any Incremental Facility Loans which are term loans, in each case with the amount allocated to the Tranche A Loans being applied to reduce, on a pro rata basis, the remaining scheduled installments of principal due under the Tranche A Loans as set forth in
         Section 2.6(b)(ii) hereof, and the amount allocated to the Tranche B Loans being applied to reduce, on a pro rata basis, the remaining scheduled installments of principal due under the Tranche B Loans as set forth in Section 2.6(c) hereof, and the amount allocated to the Incremental Facility Loans being applied to reduce, on a pro rata basis, the remaining scheduled installments of principal due thereunder; and (ii) thereafter, to prepay, on a pro rata basis, the outstanding principal amount of the Revolving Loans, with a corresponding permanent reduction in the amount of the Revolving Commitment and, to the extent that any Incremental Facility Loans which are revolving loans are then outstanding, the outstanding principal amount of such Incremental Facility Loans, with a corresponding permanent reduction in the amount of the Incremental Facility Commitment applicable thereto; provided however, that if an Event of Default has occurred and is continuing at the time of any prepayment required to be made pursuant to this Section 2.7, the amount of such prepayment shall be applied to prepay, on a pro rata basis, the Term Loans, the Revolving Loans and any Incremental Facility Loans."

                  (d) Section 2.7(e) of the Credit Agreement, Application of Payments, is hereby further modified and amended by adding the following at the end thereof:

         "Notwithstanding the foregoing, in the case of the amount of any prepayment required to be made pursuant to Section 2.7(b) hereof from the Net Cash Proceeds received by the Borrower and its Designated Subsidiaries in connection with the Cingular Transaction, the amount of any such prepayment shall be applied to permanently reduce, on a pro rata basis, the outstanding principal amount of the Tranche A Loans and the Tranche B Loans, in each case with the amount allocated to the Tranche A Loans being applied to reduce the remaining scheduled installments of principal due under the Tranche A Loans as set forth in
         Section 2.6(b)(ii) hereof in the direct order of maturity, and the amount allocated to the Tranche B Loans being applied to reduce the remaining scheduled installments of principal due under the Tranche B Loans as set forth in Section 2.6(c) hereof in the direct order of maturity."

                  (e) Section 2.7 of the Credit Agreement, Mandatory Repayments, is hereby modified and amended by adding the following new clause (f) at the end thereof:

                  "(f) Revolving Loans. In addition to the repayments provided for in Section 2.6(a) hereof, if at any time the aggregate principal amount of Revolving Loans then outstanding shall, for any reason, exceed the result of (i) the Available Revolving Commitment, less (ii) the aggregate Dollar Equivalent Amount of L/C Obligations then outstanding, less (iii) the aggregate principal amount of Swing Loans then outstanding, the Borrower shall immediately make a payment of the Revolving Loans in the amount of such excess, together with accrued interest on the amount so prepaid."

         9. Amendment to Section 2.8. Section 2.8 of the Credit Agreement, Notes; Loan Accounts, is hereby modified and amended by deleting clause (a) therefrom in its entirety and by substituting the following in lieu thereof:

                  "(a) The Loans shall be repayable in accordance with the terms and provisions set forth herein. Upon the request of any Lender, Notes shall be issued by the Borrower to the order of such Lender in accordance with its Commitment Ratios with respect to the Loans. The Swing Loans shall be evidenced by the Swing Loan Note, which Swing Loan Note shall be payable to the order of the Swing Loan Lender in the amount of the Swing Loan Committed Amount. If applicable, upon the request of any Incremental Facility Lender, Incremental Facility Loan Notes shall be issued by the Borrower to the order of such Incremental Facility Lender in accordance with its pro rata share of the Incremental Facility Commitments. Any Notes issued by the Borrower to the order of any requesting Lender shall be duly executed and delivered by one or more Authorized Signatories of the Borrower."

         10. Amendment to Section 2.11. Section 2.11 of the Credit Agreement, Pro Rata Treatment, is hereby modified and amended by adding the following new clause (d) at the end thereof:

                  "(d) The Obligations shall, notwithstanding any judgment of any court, arbitral tribunal or similar authority specifying judgment in any currency other than Dollars (as so specified, the `Judgment Currency'), be discharged only to the extent that, on the date when received by the Administrative Agent or the Lenders or any of them, the Dollar Equivalent Amount of the sum adjudged to be so due in the Judgment Currency is equal to the amount of the Obligations then outstanding. If the Dollar Equivalent Amount of the Judgment Currency is less than the amount of the Obligations then outstanding, the Borrower agrees to indemnify the Administrative Agent and the Lenders, as the case may be, against such difference, and if the Dollar Equivalent Amount of the Judgment Currency is greater than the amount of the Obligations then outstanding, the Administrative Agent and the Lenders, as the case may be, shall remit such excess to the Borrower, but only to the extent that such excess amount has been actually received from the Borrower. The calculations of the Administrative Agent thereof shall be conclusive absent manifest error."

         11. Amendments to Section 2.14.

                  (a) Section 2.14(a) of the Credit Agreement, Letter of Credit Committed Amount, is hereby modified and amended by deleting subsection (i) therefrom in its entirety and by substituting the following in lieu thereof:

                  "(i) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the L/C Participants set forth in Section 2.14(d)(i) hereof, agrees to issue Letters of Credit denominated in Dollars (or, if available to such Issuing Bank, in any foreign currency) for the account of the Borrower prior to the Initial Maturity Date, in such form as may be approved from time to time by such Issuing Bank; provided that no Issuing Bank shall issue any Letter of Credit if, after giving effect to such issuance, (A) the Dollar Equivalent Amount of the aggregate amount of the L/C Obligations would exceed the Letter of Credit Committed Amount, (B) the Dollar Equivalent Amount of the aggregate amount of the L/C Obligations outstanding in respect of Letters of Credit issued in foreign currencies would exceed $20,000,000, or (C) the sum of (I) the aggregate principal amount of Revolving Loans then outstanding, plus (II) the aggregate principal amount of Swing Loans then outstanding, plus (III) the aggregate amount of L/C Obligations then outstanding, would exceed the Available Revolving Commitment. Schedule 2.14 lists all of the issued and outstanding Letters of Credit as of the Agreement Date."

                  (b) Section 2.14(d)(i) of the Credit Agreement, L/C Participations, is hereby modified and amended by adding the following sentence at the end of such Section:

                  "Any such payment to be made by an L/C Participant to the Issuing Bank with respect to Letters of Credit issued in foreign currencies may be made in such foreign currency or in the Dollar Equivalent Amount thereof as of the date on which such payment is to be made."

                  (c) Section 2.14(e) of the Credit Agreement, Reimbursement Obligations of the Borrower, is hereby modified and amended by deleting the last sentence from subsection (i) and by substituting the following in lieu thereof:

                  "Each such payment shall be made to the applicable Issuing Bank at its address for notices specified herein in Dollars (or, in the case of Letters of Credit issued in foreign currencies, such foreign currency or the Dollar Equivalent Amount thereof) in immediately available funds."

                  (d) Section 2.14(e) of the Credit Agreement, Reimbursement Obligations of the Borrower, is hereby further modified and amended by deleting clause (iii) in its entirety and by substituting the following in lieu thereof:

                  "(iii) Each drawing under any Letter of Credit shall constitute a request, with no further action required, by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.2(b) in the Dollar Equivalent Amount of such drawing. The funding date with respect to such borrowing shall be the date of such drawing."

         12. Amendment to Section 2.16. Section 2.16 of the Credit Agreement, Incremental Facility Loans, is hereby modified and amended by adding the following sentence at the end of subsection (a) thereof:

                  "Notwithstanding anything to the contrary contained in the foregoing or otherwise contained in this Agreement, the Borrower may not request an Incremental Facility Commitment or an Incremental Facility Loan during the Amendment Period without the prior written consent of the Majority Lenders."

         13. Amendments to Article 3. Article 3 of the Credit Agreement, Guarantee, is hereby modified and amended by deleting clause (ii) from the first sentence of Section 3.1 and by substituting the following in lieu thereof:

         "(ii) in case of any extension of time of payment or renewal of any of the Loans, any Notes or any of such other Obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise"

         14. Amendment to Section 4.2. Section 4.2 of the Credit Agreement, Conditions Precedent to Each Advance, is hereby modified and amended by adding the following proviso at the end of clause (a) thereof:

         "; provided, however, during the Amendment Period, any breach of the representations and warranties set forth in Section 5.1(g) hereof arising solely as a result of (x) the filing and existence of the Chapter 11 Case, or (y) the failure by Holdco to make payments when due with respect to the Holdco Notes during the Amendment Period to the extent such payments shall have been due prior to or during the continuation of the Chapter 11 Case, shall be an exception to the foregoing."

         15. Amendment to Section 4.3. Section 4.3 of the Credit Agreement, Conditions Precedent to Issuance of Each Letter of Credit, is hereby modified and amended by adding the following proviso at the end of clause (a) thereof:

         "; provided, however, during the Amendment Period, any breach of the representations and warranties set forth in Section 5.1(g) hereof arising solely as a result of (x) the filing and existence of the Chapter 11 Case, or (y) the failure by Holdco to make payments when due with respect to the Holdco Notes during the Amendment Period to the extent such payments shall have been due prior to or during the continuation of the Chapter 11 Case, shall be an exception to the foregoing."

         16. Amendments to Section 5.1.

                  (a) Section 5.1(i) of the Credit Agreement, Litigation, is hereby modified and amended by deleting the phrase "As of the Agreement Date" from the first sentence thereof and by substituting "As of the Second Amendment Date" in lieu thereof.

                  (b) Section 5.1(o) of the Credit Agreement, Investment Company Act; Public Utility Holding Company Act, is hereby modified and amended by deleting the phrase "the issuance of the Notes" therefrom and by substituting ", the making of the Loans or the issuance of any Notes" in lieu thereof.

                  (c) Section 5.1(s) of the Credit Agreement, Agreements with Affiliates and Management Agreements, is hereby modified and amended by deleting the phrase "As of the Agreement Date" therefrom and by substituting "As of the Second Amendment Date" in lieu thereof.

                  (d) Section 5.1(w) of the Credit Agreement, Indebtedness, is hereby modified and amended by deleting the phrase "as of the Agreement Date" therefrom and by substituting "as of the Second Amendment Date" in lieu thereof.

                  (e) Section 5.1(aa) of the Credit Agreement, SBC Lease Documents; Holdco Notes Indentures, is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "(aa) SBC Lease Documents; Holdco Notes Indentures; Cingular Transaction Documents. The Borrower has provided to the Arrangers (i) correct and complete copies of the SBC Lease Documents and the Cingular Transaction Documents as such documents are in effect on the Second Amendment Date, and (ii) a correct and complete copy of each of the Holdco Notes Indentures and the notes and other agreements and documents executed and delivered pursuant thereto. To the best of the Borrower's knowledge, none of the representations and warranties made by or with respect to any of Holdco, the Borrower and the Borrower's Subsidiaries as set forth in any of the SBC Lease Documents or the Cingular Transaction Documents were incorrect in any material respect when made or deemed made."

         17. Amendments to Section 6.17.

                  (a) Section 6.17 of the Credit Agreement, Covenants Regarding the Designation of Subsidiaries and Investments, is hereby modified and amended by adding the following sentence at the end of subsection (a) thereof, Procedure for Designation:

         "Notwithstanding anything to the contrary contained in this Section 6.17(a), the Subsidiaries of the Borrower comprising the Network Services Business shall be re-designated, effective as of the Second Amendment Date, as Unrestricted Subsidiaries under this Agreement and the other Loan Documents; provided, however, that all Collateral relating to the Network Services Business shall remain pledged in favor of the Collateral Agent, for the benefit of the Credit Parties, pursuant to the Loan Documents and shall continue to secure the Obligations without impairment or interruption."

                  (b) Section 6.17 of the Credit Agreement, Covenants Regarding the Designation of Subsidiaries and Investments, is hereby further modified and amended by deleting subsection (c) thereof, Release of Collateral Relating to SpectraSite Mexico, in its entirety.

         18. Amendments to Article 7.

                  (a) Section 7.1 of the Credit Agreement, Quarterly Financial Statements and Information, is hereby modified and amended by deleting the phrase "shall set forth in comparative form such figures as at the end of and for such quarter and the corresponding quarter during the preceding fiscal year," therefrom and by substituting the following in lieu thereof:

         "shall set forth in comparative form such figures as at the end of, with respect to the balance sheets and statements of cash flows, the preceding fiscal year end and, with respect to the statements of operations, as at the end of and for such quarter and the corresponding quarter during the preceding fiscal year,"

                  (b) Section 7.1 of the Credit Agreement, Quarterly Financial Statements and Information, is hereby further modified and amended by adding the following proviso immediately before the period at the end thereof:

         "; provided, however, notwithstanding anything to the contrary contained in the foregoing, the Borrower will furnish drafts of the quarterly financial statements required to be delivered pursuant to this Section 7.1 with respect to the quarter ending December 31, 2002, within forty-five (45) days after the last day of such fiscal quarter, which drafts may be supplemented upon delivery of final unaudited financial statements with respect to such fiscal quarter as otherwise required pursuant to this Section 7.1"

                  (c) Section 7.2 of the Credit Agreement, Annual Financial Statements and Information, is hereby modified and amended by adding the following proviso at the end of the first sentence thereof:

         "; provided, however, that notwithstanding anything to the contrary contained in the foregoing, in the event that an Acceptable Restructuring Plan shall not have been effected on or before December 31, 2002, the delivery of any opinion by Holdco's certified public accountants in connection with their audit of the financial statements and position of Holdco and its Subsidiaries for the annual period ending December 31, 2002, containing a "going concern qualification" shall not be deemed to be a violation of the foregoing requirement that audit certifications be delivered without any qualifications or explanatory paragraphs"

                  (d) Section 7.3 of the Credit Agreement, Performance Certificates, is hereby modified and amended by (i) inserting the parenthetical "(including, without limitation, any draft financial statements delivered with respect to the fiscal quarter ending December 31, 2002)" immediately after the phrase "pursuant to Section 7.1 hereof" in the introductory paragraph, and (ii) adding the following new sentence at the end thereof.

         "With respect to the Performance Certificate required to be furnished in connection with the draft financial statements required to be delivered with respect to the fiscal quarter ending December 31, 2002, the Performance Certificate furnished in connection with the final unaudited financial statements delivered with respect to such fiscal quarter shall supplement and replace the Performance Certificate delivered with the draft financial statements; provided, however, that the Borrower acknowledges and agrees that, with respect to any Advance made during the period from the delivery of the draft financial statements until delivery of the final financial statements, the Applicable Margin, the Borrower Leverage Ratio and the Total Interest Coverage Ratio shall each be determined on the basis of the financial information provided in the draft financial statements and related Performance Certificate."

                  (e) Section 7.4 of the Credit Agreement, Copies of Other Reports, is hereby modified and amended by adding the following new subsection
(g) immediately after subsection (f) thereof:

                  "(g) During the Amendment Period, in addition to the Performance Certificate delivered at the end of each fiscal quarter, upon the reasonable request of the Administrative Agent, the arithmetical calculations required to establish whether the Borrower is or shall be in compliance with the Total Interest Coverage Ratio as of any particular date."

                  (f) Section 7.5 of the Credit Agreement, Notice of Litigation and Other Matters, is hereby modified and amended by (i) deleting the word "and" at the end of subsection (f), (ii) replacing the period at the end of subsection
(g) with a semicolon, and (iii) inserting the following new subsection (h) following subsection (g):

                  "(h) upon incurring or otherwise obtaining a commercial tort claim, as that term is defined in the Uniform Commercial Code of the State of New York, after the date hereof against any third party and, upon request of the Collateral Agent promptly amend the Security Agreement or Subsidiary Security Agreement, as applicable, authorize the filing of additional or amendments to existing financing statements and do such other acts or things deemed necessary or desirable by the Collateral Agent to give the Collateral Agent a first priority, perfected security interest in any such commercial tort claim."

                  (g) Article 7 of the Credit Agreement, Information Covenants, is hereby further modified and amended by adding the following new Section 7.6 at the end thereof:

                  "Section 7.6 Monthly Financial Statements and Information. Within forty (40) days after the last day of each calendar month (other than March, June, September or December), unaudited balance sheets of Holdco, on a consolidated basis with its Subsidiaries, as at the end of such month, and the related statements of cash flows and the related statements of operations of Holdco, on a consolidated basis with its Subsidiaries, in each case for such month and for the elapsed portion of the year ended with the last day of such month, which shall set forth in comparative form such figures as at the end of, with respect to the balance sheets and statements of cash flows, the preceding fiscal year and, with respect to the statements of operations, as at the end of and for such month and the corresponding month during the preceding fiscal year, and shall be certified by a Financial Officer of the Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly in all material respects, in accordance with GAAP (subject only to normal year-end adjustments and the absence of footnotes), the financial position of Holdco, on a consolidated basis with its Subsidiaries, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period."

         19. Amendments to Section 8.1.

                  (a) Section 8.1 of the Credit Agreement, Indebtedness, is hereby modified and amended by deleting subsection (b) in its entirety and by substituting the following in lieu thereof:

                  "(b) Capitalized Lease Obligations of the Borrower and the Designated Subsidiaries (other than any of the Tower Subsidiaries) not to exceed the sum of (i) an aggregate principal amount of $15,000,000 at any one time outstanding over the remainder of the term of such obligations, less the amount of any Indebtedness under Section 8.1(i) below, plus (ii) an aggregate amount of $12,000,000 at any one time outstanding over the remainder of the term of such obligation in respect of a Capitalized Lease Obligation of the Borrower financing a second headquarters building to be located at 400 Regency Forest Drive, Cary, North Carolina;"

                  (b) Section 8.1 of the Credit Agreement, Indebtedness, is hereby further modified and amended by deleting subsection (i) therefrom in its entirety and by substituting the following in lieu thereof:

                  "(i) Indebtedness of the Borrower and the Designated Subsidiaries (other than any of the Tower Subsidiaries) in respect of conditional sale, rental or purchase money obligations, together with any Capitalized Lease Obligations incurred pursuant to Section 8.1(b)(i), in an aggregate amount not to exceed $15,000,000 at any one time outstanding;"

                  (c) Section 8.1 of the Credit Agreement, Indebtedness, is hereby further modified and amended by deleting the reference to "Foreign SpectraSite Subsidiary" from subsection (k) in its entirety and by substituting "Foreign SpectraSite Mexico Subsidiary" in lieu thereof.

         20. Amendment to Section 8.2. Section 8.2 of the Credit Agreement, Investments, is hereby modified and amended by adding a new item (k) to part (x) as follows:

                  "(k) Make Restricted Payments or loans to Holdco in the form of loans to the extent permitted under Section 8.7(b) or 8.7(c)."

         21. Amendment to Section 8.4. Section 8.4 of the Credit Agreement, Amendment and Waiver, is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "Section 8.4 Amendment and Waiver. The Borrower shall not, and shall cause each of the Designated Subsidiaries not to, without the prior written consent of the Arrangers, enter into any amendment of, or agree to or accept any waiver of, (i) which would materially adversely affect the rights of the Borrower and the Credit Parties, or any of them, of any of the provisions (including, without limitation, with respect to any of the Nextel Acquisition Documents or the SBC Lease Documents, any of the closing conditions set forth therein) of, (a) its organizational documents, including, without limitation, its certificate or articles of incorporation (other than any increase in the number of authorized shares) and by-laws, (b) the Nextel Acquisition Documents, (c) the Holdco Notes Indentures, (d) the SBC Lease Documents, (e) the Cingular Transaction Documents, (f) the SBC Build-to-Suit Termination Agreement, or (g) the Concourse Disposition Documents, or (ii) which would reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect, of any of the provisions (including, without limitation, with respect to any Permitted Acquisition Documents, any of the closing conditions set forth therein) of, (a) the NTA Investment Documents, (b) the AirTouch Acquisition Documents, (c) the Lodestar Acquisition Documents or (d) any Permitted Acquisition Documents."

         22. Amendments to Section 8.5.

                  (a) Section 8.5 of the Credit Agreement, Liquidation; Merger; Acquisition or Disposition of Assets, is hereby modified and amended by deleting clause (d) from the introductory paragraph in its entirety and by substituting the following in lieu thereof:

         "(d) sell, abandon, transfer, trade or otherwise dispose of, in a single transaction or in a series of related transactions, (x) any Equity Interests of a Designated Subsidiary, (y) all or substantially all of the Assets of any division or line of business of the Borrower or any of the Designated Subsidiaries or (z) any other Assets outside of the ordinary course of business;"

                  (b) Section 8.5 of the Credit Agreement, Liquidation; Merger; Acquisition or Disposition of Assets, is hereby modified and amended by deleting the introductory paragraph of subsection (ii) in its entirety and by substituting the following in lieu thereof:

                  "(ii) subject to compliance with the mandatory prepayment provision of Section 2.7(b), (v) the Borrower and the Designated Subsidiaries may consummate the Cingular Transaction and the Concourse Disposition; (w) the Borrower and the Designated Subsidiaries may sell, transfer or dispose of, in a single transaction or a series of related transactions, the Network Services Business; (x) the Borrower and the Designated Subsidiaries may sell, transfer or dispose of, in a single transaction or a series of related transactions which are consummated on or before the date which is two (2) years after the Second Amendment Date, the Broadcast Business, so long as the Borrower shall provide to the Arrangers and the Lenders calculations demonstrating, on a pro forma basis, that (A) the Borrower Leverage Ratio and (B) the Debt Per Tower Ratio shall be reduced after giving effect to such disposition and the mandatory permanent prepayment of the Loans, if any, associated therewith; (y) the Borrower and the Designated Subsidiaries may sell, lease, abandon, transfer, trade or otherwise dispose of, in a single transaction or in a series of related transactions, Assets, at the fair market value thereof and, with respect to any disposition in which the Purchase Price is equal to or greater than $10,000,000 (other than an exchange or swap of Assets), at least seventy-five percent (75%) of the Purchase Price shall be payable in cash; and (z) Designated

         Subsidiaries may issue minority Equity Interests therein, and in connection with any such disposition or issuance the Collateral Agent shall, upon the request of the Borrower, release any Liens granted pursuant to any of the Security Documents with respect to such Assets, subject to the following conditions:"

                  (c) Section 8.5 of the Credit Agreement, Liquidation; Merger; Acquisition or Disposition of Assets, is hereby further modified and amended by inserting the phrase "with respect only to clauses (y) and (z) above of this
Section 8.5(ii)," at the beginning of clause (C) in subsection (ii) thereof.

                  (d) Section 8.5 of the Credit Agreement, Liquidation; Merger; Acquisition or Disposition of Assets, is hereby further modified and amended by deleting subsection (ii)(D) in its entirety and by substituting the following in lieu thereof:

                  "(D) with respect only to clauses (y) and (z) above of this
         Section 8.5(ii), each time that the Borrower and the Designated Subsidiaries shall complete any single disposition or a series of dispositions (whether related or unrelated) having an aggregate Purchase Price with respect to all such dispositions of greater than or equal to $50,000,000 (with the amount of this basket deemed used by the Borrower and the Designated Subsidiaries being reset to zero (0) following each delivery of Projections required hereunder), the Borrower shall provide to the Arrangers and the Lenders revised Projections assuming consummation of all dispositions included in such set of dispositions and demonstrating on a pro forma basis, that (x) the Borrower Leverage Ratio and (y) the Debt Per Tower Ratio shall be reduced after giving effect to such disposition and the mandatory permanent prepayment of the Loans, if any, associated therewith;"

                  (e) Section 8.5 of the Credit Agreement, Liquidation; Merger; Acquisition or Disposition of Assets, is hereby further modified and amended by deleting subsection (v) in its entirety and by substituting the following in lieu thereof:

                  "(v) subject to compliance with Sections 6.9, 6.15 and 6.16 hereof, the Borrower and the Designated Subsidiaries may make the following Acquisitions and Investments and form Subsidiaries with respect thereto:

                  "(A) Acquisitions of (I) Tower Assets (other than Tower management and rooftop businesses) located in the United States or (II) Persons organized under the laws of the United States or any state thereof or the District of Columbia that are engaged primarily in the business of holding or leasing Tower Assets of such type which are located in the United States, so long as the aggregate Purchase Price for all such Acquisitions consummated during the period from and after the Second Amendment Date through the Final Maturity Date shall not exceed the sum of (I) $50,000,000, plus (II) the amount of any New Affiliated Equity to the extent allocated solely to this purpose; provided, however, that during the Amendment Period, any such Acquisitions shall require the prior written consent of the Majority Lenders;

                  "(B) Investments (whether structured as a single Investment or a series of related Investments) by the Restricted Group in, and Acquisitions not otherwise permitted under this Section 8.5(v) of, any member of the Unrestricted Group, Restricted Investments and non-wholly owned Restricted Subsidiaries in an amount not to exceed, in the aggregate during the period from and after the Second Amendment Date through the Final Maturity Date, the sum of (I) $15,000,000, plus (II) the amount of any New Affiliated Equity to the extent allocated solely to this purpose; provided, however, that the aggregate amount of any such Investments made in members of the Unrestricted Group at any time outstanding shall not exceed the sum of (x) $10,000,000, plus (y) the amount of any New Affiliated Equity to the extent allocated solely to this purpose;

                  "(C) Permitted Canadian Investments;

                  "(D) the NTA Investment;

                  "(E) Permitted Network Services Investments; and

                  "(F) Acquisitions with respect to which the portion of the Purchase Price in excess of any monetary limitation set forth in this Agreement is payable solely in Equity Interests issued by Holdco or the proceeds of New Affiliated Equity to the extent allocated solely to this purpose, with the value of such Equity Interests and such New Affiliated Equity being excluded from such monetary limitations;

         "provided that each of the foregoing Acquisitions and Investments shall be subject to the following conditions:

                  "(x) no Default or Event of Default shall then exist before or after giving effect to any such Acquisition or Investment;

                  "(y) each time that the Borrower and the Designated Subsidiaries shall complete any single Acquisition or Investment or a series of Acquisitions or Investments (whether related or unrelated) having an aggregate Purchase Price with respect to all such Acquisitions and Investments of greater than or equal to $50,000,000 (with the amount of this basket deemed used by the Borrower and the Designated Subsidiaries being reset to zero (0) following each delivery of Projections required hereunder), the Borrower shall provide to the Arrangers and the Lenders revised Projections assuming consummation of all Acquisitions and Investments included in such set of Acquisitions and Investments and demonstrating pro forma compliance with the Financial Covenants through the Final Maturity Date, after giving effect to such Acquisition or Investment or series of Acquisitions or Investments, as applicable, and any Indebtedness incurred in connection therewith; and

                  "(z) with respect to any Acquisition structured as an exchange or swap of Tower Assets, the cash outlay by the Borrower or the applicable Designated Subsidiary for such Acquisition must be within the dollar limitations set forth with respect to such Acquisition in this Section 8.5(v) and the Borrower shall provide to the Arrangers and the Lenders revised Projections assuming consummation of such Acquisition and demonstrating pro forma compliance with the Financial Covenants after giving effect to such Acquisition and any Indebtedness incurred in connection therewith;"

                  (f) Section 8.5 of the Credit Agreement, Liquidation; Merger; Acquisition or Disposition of Assets, is hereby further modified and amended by deleting subsection (viii) in its entirety and by substituting the following in lieu thereof:

                  "(viii) the Borrower and the Designated Subsidiaries may form BTS Transaction Vehicle Subsidiaries, and may transfer Cingular Transaction Assets to BTS Transaction Vehicle Subsidiaries, solely for the purpose of transferring such Cingular Transaction Assets to a Cingular Purchaser after the Agreement Date pursuant to the terms and conditions of the SBC Build-to-Suit Termination Agreement, and notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the Borrower and such Designated Subsidiary shall not be required to comply with Section 6.9 or 6.15 hereof with respect to any such Subsidiary to the extent that the Equity Interests of such Subsidiary shall be transferred to the applicable Cingular Purchaser promptly after the formation thereof pursuant to the terms and conditions of the SBC Build-to-Suit Termination Agreement;"

                  (g) Section 8.5 of the Credit Agreement, Liquidation; Merger; Acquisition or Disposition of Assets, is hereby further modified and amended by deleting subsection (x) in its entirety and by substituting the following in lieu thereof:

                  "(x) subject to compliance with Sections 6.9 and 6.15 hereof, the Borrower and the Designed Subsidiaries may form Subsidiaries (other than BTS Transaction Vehicle Subsidiaries (except as set forth in Section 8.5(viii) above), additional Domestic SpectraSite Mexico Subsidiaries or additional Foreign SpectraSite Mexico Subsidiaries)."

         23. Amendment to Section 8.7. Section 8.7 of the Credit Agreement, Restricted Payments and Purchases, is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "Section 8.7 Restricted Payments and Purchases. The Borrower shall not, and shall cause each of the Designated Subsidiaries not to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except that, so long as no Default or Event of Default then exists or would result therefrom, any of the Designated Subsidiaries may make pro rata distributions to holders of Equity Interests in such Designated Subsidiaries, and the Borrower may (a) transfer to Holdco all or a portion of the Equity Interests (or dividend payments made in respect of the Equity Interests) held directly or indirectly by the Borrower in each of the Unrestricted Subsidiaries or the Unrestricted Investments to the extent that the aggregate amount of Investments made by the Borrower and the Designated Subsidiaries in all such Unrestricted Subsidiaries and Unrestricted Investments shall not exceed $10,000,000 at any time during the term of this Agreement; (b) make Restricted Payments or loans to Holdco from time to time and on an as-needed basis for the purpose of funding fees and expenses incurred by Holdco in connection with the filing, administration and implementation of the Chapter 11 Case and approved by the Court in an aggregate amount not to exceed the Chapter 11 Funding

         Amount; (c) make Restricted Payments or loans to Holdco from time to time and on an as-needed basis for the purpose of funding any fees and expenses incurred by Holdco in connection with negotiations regarding the restructuring of the debt and capital structure of Holdco in an aggregate amount not to exceed during the period from the Second Amendment Date to the filing of the Chapter 11 Case $5,000,000; (d) make Restricted Payments to Holdco to enable Holdco to make the following payments when due: (i) interest payments on the Holdco Notes;
         (ii) at any time after the Borrower Leverage Ratio shall have been less than 4.50 to 1.00 for two (2) consecutive fiscal quarters before and after giving effect to such payment, dividend or interest payments, as applicable, on Permitted High-Yield Securities issued after the Agreement Date in connection with an Eligible Debt Offering or an Eligible Equity Offering, in each case following expiration of any required payment-in-kind period applicable thereto; (iii) to the extent that such payments are required in the ordinary course of business and relate directly to the Borrower or any of the Designated Subsidiaries, or to services provided for or on behalf of the Borrower or any of the Designated Subsidiaries, payments, in each case that are required to be paid in cash, when due of (A) corporate franchise fees and taxes actually owed by Holdco, (B) legal and accounting fees and expenses actually incurred by Holdco, (C) costs incurred to comply with Holdco's reporting obligations under federal or state laws, including, without limitation, reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder and (D) other customary corporate overhead expenses; (iv) payments of `Additional Interest' (as that term is defined in the Registration Rights Agreements entered into in connection with the Holdco Notes) and any other comparable payments in respect of other Permitted High-Yield Securities; and (v) payments to repurchase Equity Interests in Holdco owned by employees, officers and directors of Holdco upon their death, disability or termination of employment or service, in an aggregate amount not to exceed $10,000,000 during any year or $15,000,000 during the term of this Agreement; (e) make dividend payments to holders of Permitted High-Yield Securities of the Borrower following expiration of any required payment-in-kind period applicable thereto at any time after the Borrower Leverage Ratio shall have been less than 4.50 to 1.00 for two (2) consecutive fiscal quarters before and after giving effect to such payment; and (f) make Restricted Payments to Holdco to enable Holdco to repurchase fractional shares of the common Equity Interests of Holdco resulting from the consummation of any reverse stock split effected by Holdco in aggregate amount not to exceed $400,000 during the term of this Agreement."

         24. Amendments to Article 9.

                  (a) Section 9.1 of the Credit Agreement, Borrower Leverage Ratio, is hereby modified and amended by (i) deleting the word "The" at the beginning thereof and substituting "(a) After expiration of the Amendment Period, the" in lieu thereof and (ii) by adding the following new subsection (b) at the end thereof:

                  "(b) The Borrower shall not permit as of the end of any fiscal quarter ended during the Amendment Period, or as of the date of any Advance under this Agreement made during the Amendment Period, the Borrower Leverage Ratio (if applicable, after giving effect to such Advance) to exceed the applicable ratio for such date during the periods as set forth below:

                       "Quarters Ending:                              Ratio:
                       -----------------                              ------
           Second Amendment Date through September 29, 2002       7.00 to 1.00

           September 30, 2002 through February 15, 2003           7.25 to 1.00

           February 16, 2003 through May 15, 2003                 6.95 to 1.00

           May 16, 2003 through August 15, 2003                   6.45 to 1.00

           August 16, 2003 through September 30, 2003             6.00 to 1.00"

                  (b) Amendment to Section 9.2. Section 9.2 of the Credit Agreement, Borrower Interest Coverage Ratio, is hereby modified and amended by
(i) deleting the word "The" at the beginning thereof and substituting "After expiration of the Amendment Period, the" in lieu thereof, and (ii) by adding the sentence "The Borrower Interest Coverage Ratio will not be tested during the Amendment Period." at the end thereof.

                  (c) Amendment to Section 9.3. Section 9.3 of the Credit Agreement, Total Interest Coverage Ratio, is hereby modified and amended by (i) deleting the word "The" at the beginning thereof and substituting "(a) After expiration of the Amendment Period, the" in lieu thereof and (ii) by adding the following new subsection (b) at the end thereof:

                  "(b) The Borrower shall not permit, as of any date during the Amendment Period, the Total Interest Coverage Ratio to be less than the applicable ratio for such date during the periods as set forth below:

                       "Quarters Ending:                             Ratio:
                       ----------------                              ------
           Second Amendment Date through April 30, 2003           1.75 to 1.00

           May 1, 2003 through September 30, 2003                 2.00 to 1.00"

                  (d) Amendment to Section 9.4. Section 9.4 of the Credit Agreement, Fixed Charge Coverage Ratio, is hereby modified and amended by (i) deleting the word "The" at the beginning thereof and substituting "(a) After expiration of the Amendment Period, the" in lieu thereof and (ii) by adding the following new subsection (b) at the end thereof:

                  "(b) The Borrower shall not permit as of the end of any fiscal quarter ended during the Amendment Period, the Fixed Charge Coverage Ratio to be less than the ratio specified below with respect to such fiscal quarter end:

                        "Quarters Ending:                            Ratio:
                        ----------------                             ------
           Second Amendment Date through December 31, 2002        1.00 to 1.00

           January 1, 2003 through September 30, 2003             1.10 to 1.00

         25. Amendments to Article 10.

                  (a) Section 10.1 of the Credit Agreement, Events of Default, is hereby modified and amended by deleting clause (i) from subsection (b) and by substituting the following in lieu thereof:

         "(i) The Borrower shall default in the payment of any principal of the Loans when due"

                  (b) Section 10.1 of the Credit Agreement, Events of Default, is hereby further modified and amended by adding the following new concluding paragraph at the end thereof:

         "Notwithstanding anything to the contrary contained in the foregoing, no Default or Event of Default shall occur and be continuing under this Agreement as a result of any of the following except to the extent set forth herein: (i) the filing and existence of the Chapter 11 Case; provided, however, to the extent that (A) an Acceptable Restructuring Plan shall not have been confirmed by the Court with respect to the Chapter 11 Case and have been effective prior to September 30, 2003, or
         (B) a plan of reorganization is confirmed by the Court with respect to the Chapter 11 Case which does not constitute an Acceptable Restructuring Plan, the filing and existence of the Chapter 11 Case shall be deemed to constitute an Event of Default effective as of September 30, 2003, or, if earlier, the date of confirmation of such plan of reorganization; (ii) the failure by Holdco to make payments when due with respect to the Holdco Notes during the Amendment Period to the extent such payments shall have been due prior to the filing of or during the continuation of the Chapter 11 Case; (iii) acceleration of payment of the Holdco Notes by the holders thereof or the filing of a petition against Holdco seeking relief of a type described in Section 10.1(f) hereof, provided that within thirty (30) days of the earlier of such acceleration or filing either (A) such acceleration or petition shall have been rescinded, dismissed or ceased to exist, or (B) Holdco commences, or converts the case initiated by the holders of the Holdco Notes to, a voluntary Chapter 11 Case; (iv) arising solely as a result of the circumstances described in the foregoing clauses (i), (ii) and
         (iii), the existence of any restriction under the Bankruptcy Code which may require Court approval prior to any action by the Collateral Agent and the other Credit Parties to enforce their security interest in the Borrower's Equity Interests pledged to the Collateral Agent pursuant to the Holdco Pledge Agreement; (v) any breach of the representations and warranties set forth in Section 5.1(g) of the Credit Agreement arising solely as a result of the circumstances described in the foregoing clauses (i), (ii) and (iii); and (vi) the delivery of any opinion by Holdco's certified public accountants in connection with their audit of the financial statements and position of Holdco and its Subsidiaries containing a qualification relating to circumstances described in the foregoing clauses (i), (ii) and (iii)."

                  (c) Section 10.2 of the Credit Agreement, Remedies, is hereby modified and amended by deleting the phrase "Upon acceleration of the Notes," from each of subsections (d) and (e) thereof and by substituting "Upon acceleration of the Loans," in lieu thereof.

         26. Amendments to Article 12.

                  (a) Section 12.2 of the Credit Agreement, Illegality, is hereby modified and amended by deleting the term "Note" from each place that such term appears in the last sentence thereof and by substituting the term "Loans" in lieu thereof.

                  (b) Section 12.3 of the Credit Agreement, Increased Costs, is hereby modified and amended by deleting the term "Note" from each place that such term appears in the last sentence of subsection (b) and by substituting the term "Loans" in lieu thereof.

         27. Amendments to Article 13.

                  (a) Section 13.1 of the Credit Agreement, Notices, is hereby modified and amended by deleting clause (i) in its entirety and by substituting the following in lieu thereof:

                  "(i)     If to the Borrower, to it at:

                           SpectraSite Communications, Inc.
                           100 Regency Forest Drive, Suite 400
                           Cary, North Carolina 27511
                           Attention: David Tomick and Steven Lilly
                           Telecopy No.: (919) 465-2325

                           with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY 10019
                           Attention: Eric S. Goodison, Esq.
                           Telecopy No.: (212) 757-3990"

                  (b) Section 13.15 of the Credit Agreement, Loan Documents, is hereby modified and amended by deleting the term "Notes" from first sentence thereof and by substituting the term "Loans" in lieu thereof.

                  (c) Section 13.16 of the Credit Agreement, Reliance On and Survival of Various Provisions, is hereby modified and amended by deleting clause (ii) from the first sentence thereof in its entirety and by substituting the following in lieu thereof:

         "(ii) shall survive the execution and delivery of this Agreement and the other Loan Documents and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid"

         28. Amendments to Exhibits.

                  (a) Exhibit D to the Credit Agreement, Form of Holdco Pledge Agreement, is hereby deleted in its entirety and Exhibit D attached hereto, Form of Holdco Pledge Agreement, is substituted in lieu thereof.

                  (b) Exhibit I to the Credit Agreement, Form of Performance Certificate, is hereby deleted in its entirety and Exhibit I attached hereto is substituted in lieu thereof.

         29. Amendments to Schedules.

                  (a) Schedule 1 attached hereto is hereby added as Schedule 1 to the Credit Agreement, Broadcast Business.

                  (b) Schedule 2 attached hereto is hereby added as Schedule 2 to the Credit Agreement, Cingular Transaction Assets.

                  (c) Schedule 3 attached hereto is hereby added as Schedule 3 to the Credit Agreement, Network Services Business.

                  (d) Schedule 5.1(i) to the Credit Agreement, Litigation, is hereby deleted in its entirety and Schedule 5.1(i) attached hereto is substituted in lieu thereof.

                  (e) Schedule 5.1(s) to the Credit Agreement, Agreements with Affiliates, is hereby deleted in its entirety and Schedule 5.1(s) attached hereto is substituted in lieu thereof.

         30. Reduction of Tranche A Commitment. The Borrower has requested, and the Administrative Agent and the Credit Parties have agreed, to a voluntary permanent reduction of the Tranche A Commitment in the aggregate amount of $165,000,000 to be effective as of the Second Amendment Date. This reduction of the Tranche A Commitment is reflected in the amendments to the Credit Agreement set forth above. The Borrower, the Administrative Agent and the Credit Parties hereby agree that (a) the Tranche A Commitment shall be permanently reduced to $335,000,000 as of the Second Amendment Date and (b) such reduction shall be applied to reduce the remaining scheduled installments of the Tranche A Loans as set forth in Section 2.5 of the Credit Agreement (after giving effect to this Amendment).

         31. Reduction of Revolving Commitment. The Borrower has requested, and the Administrative Agent and the Credit Parties have agreed, to a voluntary permanent reduction of the Revolving Commitment in the aggregate amount of $50,000,000 to be effective as of the Second Amendment Date. This reduction of the Revolving Commitment is reflected in the amendments to the Credit Agreement set forth above. The Borrower, the Administrative Agent and the Credit Parties hereby agree that (a) the Revolving Commitment shall be permanently reduced to $300,000,000 as of the Second Amendment Date and (b) such reduction shall be applied to reduce the remaining scheduled installments of the Revolving Loans as set forth in Section 2.5 of the Credit Agreement (after giving effect to this Amendment).

         32. Release of Cingular Transaction Assets. Simultaneously with consummation of the Cingular Transaction and receipt by the Administrative Agent of the Net Cash Proceeds received by the Borrower and the Designated Subsidiaries in connection therewith as a mandatory payment of the Loans as required by Section 2.7(b)(i) of the Credit Agreement, the Credit Parties hereby authorize the Collateral Agent to execute and deliver a letter, in form and substance satisfactory to the Collateral Agent, to Cingular and SBC Wireless providing for the release of the Collateral Agent's security interests in and Liens on the Cingular Transaction Assets to be disposed of and directly or indirectly transferred to the Cingular Purchasers pursuant to the Cingular Transaction.

         33. No Other Amendments. Except for the amendments, releases, authorizations and waivers set forth above, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Administrative Agent and the Credit Parties hereby reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future.

         34. Amendment Fee. The Borrower hereby agrees to pay, upon the Effective Date (as defined in Section 35 below), to each Lender delivering its consent to this Amendment on or before 5:00 p.m. (Eastern Daylight Time) on August 19, 2002, an amendment fee (the "Amendment Fee") in the amount of 25 basis points on the amount of such Lender's Revolving Commitment and Term Loans as of the Effective Date after giving effect to the reduction of the Tranche A Commitment contemplated in connection herewith. The Amendment Fee shall be fully earned when due and non-refundable when paid.

         35. Conditions to Effectiveness. This Amendment will be effective as of August 20, 2002 (the "Effective Date"), subject to the occurrence of each of the following on or before such date:

                  (a) The Administrative Agent shall have received a counterpart hereof duly executed by the Borrower and Holdco, and by the Majority Lenders, or the Majority Pro Rata Lenders and the Majority Tranche B Lenders, as applicable.

                  (b) The Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent and its counsel:

                      (i) The Holdco Pledge Agreement duly executed by Holdco and the Collateral Agent, together with appropriate original certificates representing the certificated Equity Interests pledged thereunder and corresponding undated certificate powers with respect thereto executed in blank, and appropriate UCC-1 Financing Statements with respect to the uncertificated Equity Interest pledged thereunder;

                      (ii) The Reaffirmation and Consent Agreement duly executed by each of the Subsidiary Guarantors; and

                      (iii) The First Amendment to Borrower Pledge Agreement reflecting the pledge of the Equity Interests of FiberTower Corporation and SpectraSite Building Group, Inc., thereunder, together with appropriate original certificates representing these Equity Interests and corresponding undated certificate powers with respect thereto executed in blank.

                  (c) The Administrative Agent shall have received irrevocable written notice from the Borrower electing to permanently reduce the Tranche A Commitment by $165,000,000 and electing to permanently reduce the Revolving Commitment by $50,000,000.

                  (d) The Administrative Agent shall have received updated Projections through the Final Maturity Date, a copy of which is attached hereto as Annex I.

                  (e) The Administrative Agent shall have received (i) a copy of the Borrower's quarterly financial statements for the quarter ended June 30, 2002, and for each subsequent month for which financial statements are then available, together with a Performance Certificate providing calculations demonstrating that the Borrower Leverage Ratio (prior to giving effect to the amendments proposed hereby) as of June 30, 2002, shall have been less than 6.00 to 1.00, and (ii) calculations, as set forth in Annex II attached hereto, of EBITDA of the Borrower and the Designated Subsidiaries (on a pro forma basis for the re-designation of the Subsidiaries comprising the Network Services Business as Unrestricted Subsidiaries) as of June 30, 2002, which EBITDA is $123,649,000.

                  (f) The Borrower shall have certified that no event shall have occurred since December 31, 2001, that could reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect.

                  (g) All of the representations and warranties of Holdco and the Borrower set forth in the Credit Agreement and this Amendment, other than those that are expressly made as of a specific date, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Effective Date as though made on and as of such date.

                  (h) The Credit Parties shall have received payment of all fees and expenses (including, without limitation, the Amendment Fee and legal fees and expenses) due and payable on the Effective Date in respect of the Credit Agreement, this Amendment and the transactions contemplated hereby and thereby.

                  (i) The Administrative Agent shall have received such other information, documents, instruments or approvals as the Administrative Agent or its counsel may reasonably require.

         36. Post-Closing Covenants. As a further condition to the amendments and consents set forth in this Amendment, the Borrower shall perform or cause to be performed the following (the failure by the Borrower to so perform or cause to be performed for any reason constituting an Event of Default under the Credit Agreement):

                  (a) Promptly upon the closing of the Cingular Transaction, the Borrower shall deliver to the Arrangers a full set of copies of the documents executed in connection with the Cingular Transaction (including, without limitation, a copy of the legal opinions, if any, given in connection with the Cingular Transaction and letters permitting the Credit Parties to rely thereon and a copy of any solvency opinions given in connection with the Cingular Transaction), which documents shall not differ materially from the drafts thereof furnished to the Arrangers prior to the Effective Date as identified on Annex IV attached hereto.

                  (b) Within thirty (30) days following the Effective Date, counsel to the Administrative Agent shall engage, on behalf of the Credit Parties, a financial advisor to review the Borrower's financial performance (including, without limitation, the performance of the Network Services Business and the costs and expenses relating to the operation and any proposed discontinuation thereof) and to provide advice to the Credit Parties in connection with the financial condition of the Borrower and the restructuring of the debt and capital structure of Holdco and the Borrower. The Borrower shall promptly pay or reimburse all reasonable fees and expenses of such financial advisor.

                  (c) Within ninety (90) days following the effective date of an Acceptable Restructuring Plan, the Borrower shall seek an updated credit rating from Standard & Poor's and Moody's rating services.

         37. Representations and Warranties. Each of the Borrower and Holdco, for itself and on behalf of each of its Subsidiaries, agrees, represents and warrants in favor of the Administrative Agent and the Credit Parties that:

                  (a) This Amendment has been executed and delivered by duly authorized representatives of the Borrower and Holdco, and the Credit Agreement, as modified and amended by this Amendment, constitutes a legal, valid and binding obligation of the Borrower and Holdco and is enforceable against the Borrower and Holdco in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by the application of general equitable principles;

                  (b) Each representation or warranty of Holdco, the Borrower and the Designated Subsidiaries set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the date of this Amendment, and after giving effect to this Amendment, as if such representation or warranty were made on and as of the date of, and after giving effect to, this Amendment (except to the extent that any such representation or warranty expressly relates to a prior specific date or period);

                  (c) After giving effect to this Amendment, no Default or Event of Default with respect to the Borrower or Holdco has occurred and is continuing; and

                  (d) As of the date hereof, (i) the property of the Borrower, at a fair valuation on a going concern basis, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; and (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature.

         38. Release. As further consideration to induce the Lenders to execute, deliver and perform this Amendment, each of the Borrower (for itself and each of its Subsidiaries) represents and warrants that there are no claims, causes of action, suits, debts, obligations, liabilities, demands of any kind, character or nature whatsoever, fixed or contingent, which the Borrower, any Subsidiary of the Borrower, or Holdco may have, or claim to have, against the Credit Parties or any of them, with respect to the subject matter hereof, the Loan Documents or matters relating thereto, and each of the Borrower (for itself and each of its Subsidiaries) hereby releases, acquits and forever discharges the Credit Parties and each of them, and their respective agents, employees, officers, directors, servants, representatives, attorneys, affiliates, successors and assigns (collectively, the "Released Parties") from any and all liabilities, claims, suits, debts, causes of action and the like of any kind, character or nature whatsoever, known or unknown, fixed or contingent that the Borrower, any Subsidiary of the Borrower, or Holdco may have, or claim to have, against each of the such Released Parties with respect to the subject matter hereof, the Loan Documents or matters relating thereto from the beginning of time until and through the dates of execution and delivery of this Amendment.

         39. Effect on the Credit Agreement. Except as specifically provided herein, the Credit Agreement shall remain in full force and effect, and is hereby ratified, reaffirmed and confirmed. This Amendment shall be deemed to be a Loan Document for all purposes.

         40. Counterparts. This Amendment may be executed in any number of separate counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

         41. Delivery of Lender Addenda. Each Credit Party shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum, substantially in the form of Annex III attached hereto, duly executed by such Credit Party.

         42. Law of Contract. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.


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                                       35

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWER:                          SPECTRASITE COMMUNICATIONS, INC.


                                   By:      /s/ STEVEN C. LILLY
                                      -----------------------------------------
                                   Name:    Steven C. Lilly
                                            -----------------------------------
                                   Title:   Vice President
                                            -----------------------------------



HOLDCO:                            SPECTRASITE HOLDINGS, INC.


                                   By:      /s/ STEVEN C. LILLY
                                      -----------------------------------------
                                   Name:    Steven C. Lilly
                                            -----------------------------------
                                   Title:   Vice President
                                            -----------------------------------


ADMINISTRATIVE
AGENT:                             CANADIAN IMPERIAL BANK OF COMMERCE


                                   By:      /s/ DEBORAH STREK
                                      ------------------------------------------
                                   Name:    Deborah Strek
                                            ------------------------------------
                                   Title:   Managing Director, CIBC World
                                            ------------------------------------
                                            Markets Corp., as Agent
                                            ------------------------------------


AS LEAD ARRANGER
AND ARRANGER:                      CIBC WORLD MARKETS CORP.


                                   By:      /s/ DEBORAH STREK
                                      ------------------------------------------
                                   Name:    Deborah Strek
                                            ------------------------------------
                                   Title:   Managing Director, CIBC World
                                            ------------------------------------
                                            Markets Corp., as Agent
                                            ------------------------------------

AS LEAD ARRANGER,
ARRANGER AND
SYNDICATION AGENT:                 CREDIT SUISSE FIRST BOSTON


                                   By:      /s/ PAUL J. CORONA
                                      ------------------------------------------
                                   Name:    Paul J. Corona
                                            ------------------------------------
                                   Title:   Director
                                            ------------------------------------


                                   By:      /s/ JAY CHALL
                                      ------------------------------------------
                                   Name:    Jay Chall
                                            ------------------------------------
                                   Title:   Director
                                            ------------------------------------


AS ARRANGER AND
DOCUMENTATION
AGENT:                             BANK OF MONTREAL, CHICAGO BRANCH


                                   By:      /s/ GEOFFREY R. McCONNELL
                                      ------------------------------------------
                                   Name:    Geoffrey R. McConnell
                                            ------------------------------------
                                   Title:   Director
                                            ------------------------------------


AS ARRANGER AND
DOCUMENTATION
AGENT:                             TD SECURITIES (USA) INC.


                                   By:      /s/ DAVID PERLMAN
                                      ------------------------------------------
                                   Name:    David Perlman
                                            ------------------------------------
                                   Title:   Director
                                            ------------------------------------